6:

EXHIBIT 10.37

COMMERCIAL SERVICES AGREEMENT

Customer Account Number:

System Address

Federal Tax ID Number:

Contract Number:

Customer Information

Legal Company Name: Air-Q

Service Street Address: 5555 Hilton Ave #207

City/State/Zip: Baton Rouge, La 70808

Requested Service Date:

Billing Street Address: P.O. Box 95009

Street Address:

City/State/Zip: Baton Rouge, La 70895

Authorized Customer Representation Information

Name: David Loflin

Business Phone Number: 225-288-4609

Business Fax Number: 225-924-3250

Additional Contact Number (optional): 225-288-4609

E-mail Address (optional):

Cox shall provide the following Services and equipment and Customer agrees to pay the fees and charges set forth below:

Total Service Charges
Service Description	Quantity	Term	Monthly Recurring / Access Charges	Non Recurring / One-time Activation and Set-up Fees
10 Mg - Half Duplex Internet Access	1	36 Months	$1,500.00	$1000.00

Equipment Description	Quantity	Unit Price	Installation Fees	Total Equipment

Telephone/Voice/Access

Business Telephone Numbers:

1.

2.

3.

Dedicated Services - Point to Point

Address of Origination Point A

Address of Origination Point B

Internet Services

POP Mail Boxes

1.

2.

Domain Name Registration

1.

2.

Video

Set Top Box

Converter:

Remote:

Special Conditions

The undersigned represents that he/she is the Customer or is the Authorized Customer Representative identified above and is authorized to sign this Agreement on behalf of Customer for the services in this Agreement and that the customer information is true and correct. This Agreement binds Customer to the Rates, Terms and Conditions of Service applicable to each of the services selected above, including any termination penalties that may apply. Customer understands that telephone services selected above are provided by Cox Louisiana Telcom, LLC, and that such services are generally subject to rates, terms and conditions contained in tariffs on file with, as well as the regulations of, the Louisiana Public Service Commission and/or the Federal Communications Commission, and that such regulations may change from time to time. If Customer subscribes to or uses State-to-State and/or International telecommunications services, such services shall be provided pursuant to the Cox Customer Service Agreement with may be found at our web site at www.cox.com/telephone/customerserviceagreement.asp. All Services are subject to the Terms and Conditions on Pages 2 & 3 attached hereto. Internet, Data, Web Hosting and/or Web Conferencing, CoxMail(sm) E-Mail Services, if selected by Customer, are subject to Acceptable Use Policies and Customer acknowledges receipt of these by signing below. The undersigned authorizes Cox to check credit and this Agreement is subject to credit approval. Prices listed do not include applicable taxes, fees, assessments or surcharges.

Customer - Authorized Signature: /s/ David Loflin

Title:

Date: 7/9/03

Cox Communications Central II, Inc.; Cox Louisiana Telcom, LLC

By: /s/

Title:

Date: 7/9/03

A. Terms and Conditions for Regulated Telephone Services

1. Tariffs. The terms and conditions of telephone services provided to Customer under this Agreement are contained in tariffs on file with state and/or federal regulatory authorities. These tariffs shall govern the provision of telephone service, and Cox may amend such tariffs and telephone service shall be subject to such tariffs, as amended. Customer must disclose to Cox if Customer intends to use the Services in connection with payphone service.

2. Telephone Numbers. The Customer has no property right in the telephone number associated with the telephone service provided by Cox; provided, however, if Customer ports a telephone number from another carrier to Cox, Cox will use such number with Customer’s telephone Service. Any telephone number designated by Cox in advance of Cox telephone service is subject to change by Cox. Additional terms and conditions regarding telephone numbers are contained in Cox tariff(s) on file with regulatory authorities.

3. State-to-State and International Services. If Customer subscribed to or uses state-to-state and/or International telecommunications Services from Cox, such Services shall be provided pursuant to the terms and conditions contained in Cox Customer Service Agreement which may be found at our web sit: www.cox.com/telephone/customerservicesagreement.asp.

B. Terms and Conditions of Date, Internet, Web Hosting, Web Conferencing, Video and unregulated Services.

1. Payment. Customer shall pay for all monthly service charges, plus one-time set-up, installation and/or construction charges. Unless stated otherwise herein, monthly charges for Services shall begin upon installation of Service, and installation charges, if any, shall be due upon completion of installation. Any amount not received by the due date shown on the applicable bill will be subject to interest or a late charge at the maximum rate allowed by law. If applicable to the Service, Customer shall pay sales, use, gross receipts, excise, access, universal service fund assessments, 911 fees, franchise fees, bypass or other local, state and Federal taxes or charges imposed on the use of the Services. Taxes will be separately stated on the Customer’s invoice.

2. Service and Installation. Cox shall provide Customer with the Services and Equipment identified on the first page of this Agreement. Customer is responsible for damage to any Cox equipment. Customer may use the Services for any lawful purpose, provided that such purpose (a) does not interfere or impair the Cox network, equipment or facilities and/or (b) complies with the applicable Acceptable Use Policies (“AUP”) which are incorporated herein by reference. Customer shall use the equipment only for the purpose of receiving the Services. Customer shall not make any connections to the equipment which are not expressly authorized in writing by Cox Customer shall not permit tampering, altering or repaid of the equipment by any person other than Cox’s authorized personnel. Unless provided otherwise herein, Cox shall use reasonable efforts to maintain the Services in accordance with applicable performance standards, however, Cox shall no responsibility for the maintenance or repair of facilities and equipment it does not furnish. For Cox Internet Services, bandwidth speed options may vary. Customer may not always receive or obtain optimal bandwidth speeds and Cox network management needs may require Cox to modify upstream and downstream speeds. Use of the date, Internet, we conferencing/web hosting Services shall be subject to the Cox AUP ad the AUP is available online at www.coxbusiness.com/AcceptableUsePolicy1.11.pdf. Web hosting Customer may view their AUP by clicking on the Control panel. The AUPs may be amended from time to time during the Term of this Agreement. Customer’s continued use of the Services following an amendment shall constitute acceptance. Cox is not responsible for the networks or facilities of third parties which may be necessary to provide Service.

3. Service Date and Term. This Agreement shall be effective upon execution by the parties. Services shall be provided for the applicable term set forth on the first page of this Agreement. Cox shall use reasonable efforts to make the Services available by the requested service date. Cox shall not be liable for any damages whatsoever resulting from delays in meeting any service dates due to delays resulting from construction or for reasons beyond its control.

4. Customer Responsibilities. Customer is responsible for arranging all necessary rights of access for Cox within the Customer’s premises, including space for cables, conduits, and equi0pment as necessary for Cox-authorized personnel to install, repair, inspect, maintain, replace or remove any and all facilities and equipment provided by Cox. Customer shall provide a secured space with electrical power, climate control and protection against fire, vandalism, and other casualty for Cox’s equipment. Customer shall use the Services in compliance with all applicable laws and ordinances, as well as applicable leases and other contractual agreements between Customer and third parties. If Customer engages in a public performance of any copyrighted material contained in any of the Services provided under this Agreement, the Customer and not Cox, shall be responsible for obtaining any public performing licenses. Customer is responsible for ensuring that Customer’s equipment is compatible for the Services selected and with the Cox network.

5. Equipment. Unless otherwise provided herein, Customer agrees that Cox shall retain all rights, title and interest to facilities and equipment installed by Cox thereunder and that Customer shall not create or permit to be created any liens or encumbrances on such equipment. Internal Wiring shall not be considered equipment and shall become the property of Customer upon initiation of Service. Customer shall not modify or relocate equipment installed by Cox or install any other equipment, including servers in connection with data/Internet without the prior written consent of Cox. For Cox-owned equipment, Customer shall, at the expiration or termination of this Agreement, return the equipment in good condition, ordinary wear and tear resulting from proper use excepted. In the event the equipment is not returned to Cox in good condition, Customer shall be responsible for the value of such equipment. Cox shall repair any equipment owned by Cox at not charge to Customer provided that damage is not due to misuse, abuse or other disaster including acts of God. If additional equipment, including but not limited to, monitors, computers, circuits, software or other devices, are required by Customer to use the Services, Customer shall be responsible for such equipment.

6. Resale of Service. Unless authorized in writing by Cox, Customer may not resell any portion of the Service to any other party; provided, however, Customer may, with Cox’s prior written consent, resell web hosting for third parties through the Services. Customer shall be responsible for any software and content displayed and distributed by Customer or Customer’s web hosting customers, if any.

7. Default. If Customer fails to comply with any material provision of this Agreement, including, but not limited to failure to make payment as specified, then Cox, at its sole option, may elect to pursue one or more of the following courses of action upon proper notice to Customer as required by tariff or applicable law: (I) terminate service whereupon all sums then due and payable shall become immediately due and payable, (ii) suspect all or any part of Services and/or (iii) pursue any other remedies, including reasonable attorneys’ fees, as may be provided at law or in equity, including the applicable termination liabilities.

8. IP Address and Domain Name Registration. Cox will allocate IP addresses to Customer according to InterNIC guidelines. All IP addresses assigned by Cox must be relinquished by Customer upon the expiration, termination or cancellation of this Agreement. IP address shall be subject to the IP address AUP. If Customer requests, Cox will register an available domain promulgated by the domain name registrar, which may be amended from time to time. The rules are presently posted at http://rs.internic.net/help/net/policy.html. Customer is responsible for payment and maintenance of domain name registration.

9. Termination. Customer may terminate video Service for any reason, upon payment for all sums for video Services rendered. Customer may terminate data, Internet web hosting and/or web conferencing Services before the end of the term selected by Customer on the first page of this Agreement; provided, however, if Customer terminates Service before the term selected by Customer (except for breach by Cox), or Cox terminates Services for Customer’s breach of this Agreement or the AUPs, Customer may be subject to a termination liability. The termination liability shall equal 100% of the monthly recurring charges for the terminated Services multiplied by the number of full months remaining in the initial term commitment. After the initial term, this Agreement shall automatically renew on a month-to-month basis and shall be subject to terms of this Agreement. Any termination by Customer must be in writing.

10. LIMITATION OF LIABILITY. COX SHALL NOT BE LIABLE FOR DAMAGES FOR FAILURE TO FURNISH OR INTERRUPTION OF ANY SERVICES, NOR SHALL COX BE RESPONSIBLE FOR FAILURE OR ERRORS IN SIGNAL TRANSMISSION, LOST DATA, FILES OR SOFTWARE DAMAGE REGARDLESS OF THE CAUSE. COX SHALL NOT BE LIABLE FOR DAMAGE TO PROPERTY OR FOR INJURY TO ANY PERSON ARISING FROM THE INSTALLATION, MAINTENANCE OR REMOVAL OF EQUIPMENT OR THE PROVISION OF SERVICES. UNDER NO CIRCUMSTANCES WILL COX BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES INCLUDING LOST PROFITS ARISING FROM THIS AGREEMENT. COX’S MAXIMUM LIABILITY TO CUSTOMER ARISING UNDER THIS AGREEMENT SHALL BE THE LESSER OF $5,000.00 OR THE AMOUNT ACTUALLY PAID BY CUSTOMER FOR SERVICES HEREUNDER.

11. Assignment. Customer may not assign, in whole or in part, this Agreement without the prior written consent of Cox, which consent may be withheld in Cox’s discretion. Cox may assign this Agreement and Service may be provided by one or more legally authorized Cox affiliates.

12. WARRANTIES. EXCEPT AS PROVIDED HEREIN, THERE ARE NO AGREEMENTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THE SERVICES. SERVICES PROVIDED ARE A BEST EFFORTS SERVICE AND COX DOES NOT WARRANT THAT THE SERVICES, EQUIPMENT OR SOFTWARE SHALL BE ERROR-FREE OR WITHOUT INTERRUPTION. COX MAKES NO WARRANTY AS TO TRANSMISSION OR UPSTREAM OR DOWNSTREAM SPEEDS OF THE NETWORK.

13. Indemnity. Customer shall indemnify and hold Cox and its respective affiliates, subcontractors, employees or agents harmless (including payment of reasonable attorneys fees) from and against any claim, actions or demands relating to or arising out of Customer’s use of the Service including without limitation (I) any content or software displayed, distributed or otherwise disseminated by the Customer, its employees, or users of the Services, (ii) any claim that Customer’s use of the Service including the registration and maintenance of Customer’s selected domain name(s), infringes on the patent, copyright, trademark or other intellectual property right of any third party; (iii) any malicious act or act in violation of any laws committed by Customer, its employees or users using the Services; and (iv) violation by Customer, its employees or authorized users of the Cox AUPs.

14. Viruses, Content, Customer Information. Software or content obtained from the use of Service may contain viruses or other harmful features and Customer is solely responsible for protecting its equipment, and software from such matters. Through the use of the Service, Customer may obtain or discover content that is offensive or illegal and Customer assumes the risk and is solely responsible for its access to such content. Cox may disclose Customer information to law enforcement or to any Cox affiliate. Cox may disclose Customer information to third parties provided Customer identifiable data is not disclosed.

15. Miscellaneous. This Agreement, the tariffs, the documents referenced herein, and the AUPs constitute the entire agreement between Cox and Customer for the Services and equipment provided herein. The invalidity or unenforceability of any term or condition of this Agreement shall not affect the validity of enforceability of any other provision. This Agreement may be modified, waived or amended only by a written instrument signed by the parties; provided Cox may modify the AUP and if Customer continues to use the Service, Customer shall be bound by such AUP as modified. The rights and obligation of the parties under this Agreement shall be governed by the laws of the State or Common wealth where the Services are provided. The failure by either party to exercise one or more rights provided in this Agreement shall not be deemed a waiver of the right to exercise such right in the future. Notices required by this Agreement shall be in writing and shall be delivered either by personal delivery or by mail. If delivered by mail, notices shall be sent by any express mail service; or by certified or registered mail, return receipt requested; with all postage and charges prepaid. All notices and other written communications under this Agreement shall be addressed to the parties at the addresses on the first page of this Agreement, or as specified by subsequent written notice delivered by the party whose address has changed.

16. Regulatory Authority-Force Majeure. This Agreement and the obligations of the parties shall be subject to modification to comply with all applicable laws, regulations, court rulings and administrative orders, as amended. IN no event shall either party have any claim against the other for failure of performance if such failure is caused by acts of God, natural disasters including fire, flood, or winds, civil or military action, including riots, civil insurrections or acts of terrorists or the taking of property by condemnation.

17. Virtual Private Network (VPN) Service. If Customer obtains VPN Internet SERVICE from Cox, provision of such Service shall be contingent upon employees of Cus0otmer executing a VPN Installation and Release form. Cox reserves the right to disconnect VPN service to any employee of Customer that fails to maintain their residential video service in good standing with Cox.

18. Software License. Cox grants Customer a limited, nonexclusive, nontransferable and nonassignable license to install and use as provided herein (I) Cox access software, as well as software from our licensors that Cox incorporates into its access software, (ii) all associated user documentation and (iii) any updates thereto (the “Software”). Customer’s use of the Software is governed by these terms and conditions. All rights title and interest to the Licensed Software, including associated intellectual property rights, are and will remain with Cox and Cox’s licensors. Customer may not decompile, reverse engineer, distribute, translate any part of Software. Customer acknowledges that the Software, and ay accompanying documentation and/or technical information, is subject to applicable export control laws and regulations of the USA. Customer agrees not to export or re-export the Software, directly or indirectly, to any countries that are subject to USA export restrictions.

19. Web Hosting Servers. Cox reserves the right to select the server for Customer’s web site for best performance . The Customer understands that the Services provided by Cox may be provided on a shared server. This means that one web site cannot be permitted to overwhelm the server with heavy CPU usage, for example from the use of highly active CGI scripts or chat scripts. If the Customer’s web site overwhelms the server and causes complaints from other users, the Customer has outgrown the realm of shares services and will be required by Cox to relocate its web site. If the Customer refuses to comply with this Section, then Cox has the right to terminate the Services. Cox will use reasonable efforts to maintain a full time Internet presence for the Customer. The Customer hereby acknowledges that the network may, at various time intervals, be down due, but not restricted to, utility interruption, maintenance equipment failure, natural disasters, acts of God, or human error and Cox shall not be liable to customer for such outages or server downtime.

20. Digital Millennium Copyright Act. Cox is registered under the Digital Millennium Copyright Act of 1998. Pursuant to 17 U.S.C. Section 512©)(3), if you believe that a Web page hosted by Cox is violating your rights under U.S. copyright law, you may file a complaint with Cox’s designated agent. Please contact DMCA@Cox.com for information necessary to file your complaint with Cox.

21. E-Rate Customers. This paragraph applies only to educational institutions or libraries seeking reimbursement under the Federal Universal SERVICE Fund. If Customer seeks reimbursement from the Federal Universal Service Fund, then Customer shall annually apply to the Schools and Libraries Division, “SLD” and designate the proper Cox service provider affiliate as its provider of services ordered and/or purchased herein. The parties acknowledge and agree that the SLD may, at its sole discretion, grant different amounts of annual funding to Customer, and, as such, Customer may terminate the purchase of certain Service elements purchased herein if USF funding is no longer available for such Service. Notwithstanding the foregoing, if USF funding is decreased by the SLD, then the Customer shall agree to purchase additional Services from Cox or extend the term of the Agreement by one year. If Customer fails to pursue either option then Cox may terminate the Agreement at the end of the calendar current school year, without penalty.

Exhibit A

This is Exhibit A is part of the Commercial Services Agreement by and between Cox Communications Central II, Inc. and Customer.

1. Cox shall provide Customer with Internet access via cable modem Service to the locations identified in this Agreement. Customer is connecting the cable modems to certain other devices which will allow certain End Users of Customer to access the Internet in a wireless or “WIFI” application (“WIFI End Users”). Customer shall be solely responsible for its relationship with WIFI End Users.

2. Customer shall ensure that WIFI End Users comply with the Cox AUPs. Cox may terminate or suspend service to the applicable cable modem without notice if Cox determines that WIFI End Users are violating the Cox AUPs.

3. In addition to the indemnity provisions in Section 13, Customer shall indemnify and defend Cox with respect to any claims by WIFI End Users (i) violation of the AUPs; (ii) the ability or inability of WIFI End Users to access the Internet.

4. In addition to other termination rights under the Agreement, Cox may terminate this Agreement upon notice to Customer if Cox determines that WIFI End Users are causing Cox to receive complaints from the Internet community regarding matters such as spam, viruses, copyrighted materials, sending or receiving child pornography, harassment of Internet users, violation of laws, or repeated violations of the Cox AUPs.

Customer Name: /s/ David Loflin

Initials: /s/ DL